Exhibit 10.36

ELEVENTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

ELEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND
SECURITY AGREEMENT, dated as of March 10, 2016 (this “Amendment No. 11”), is by and among Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative and collateral agent for the Lenders (as hereinafter defined) pursuant to the Loan Agreement defined below (in such capacity, “Agent” as hereinafter further defined), BlueLinx Corporation, a Georgia corporation, successor by merger to the merger of BlueLinx Services Inc., a Georgia corporation, with and into BlueLinx Corporation with BlueLinx Corporation as the surviving corporation of such merger (“BlueLinx”), and BlueLinx Florida LP, a Florida limited partnership (“BFLP”, and together with BlueLinx, each individually a “Borrower” and collectively, “Borrowers”), BlueLinx Florida Holding No. 1 Inc., a Georgia corporation (“BFH1”) and BlueLinx Florida Holding No. 2 Inc., a Georgia corporation (“BFH2”, and together with BFH1, each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H:

WHEREAS, Agent, the parties to the Loan Agreement as lenders (collectively, “Lenders”), Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and among Agent, Lenders, Borrowers and Guarantors, as amended by First Amendment to Amended and Restated Loan and Security Agreement, dated as of October 22, 2008, Second Amendment to Amended and Restated Loan and Security Agreement, dated as of July 7, 2010, Third Amendment to Amended and Restated Loan and Security Agreement, dated as of May 10, 2011, Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 11, 2011, Fifth Amendment to Amended and Restated Loan and Security Agreement and Lender Joinder, dated as of March 29, 2013, Sixth Amendment to Amended and Restated Loan and Security Agreement, dated as of June 28, 2013, Seventh Amendment to Amended and Restated Loan and Security Agreement, dated as of March 14, 2014, Eighth Amendment to Amended and Restated Loan and Security Agreement, dated as of July 8, 2014, Ninth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 14, 2014, and Tenth Amendment to Amended and Restated Loan and Security Agreement, dated as of February 18, 2015 (as from time to time further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders, as an accommodation and an interim measure to a restructuring of the Credit Facility, agree to certain revisions to the Loan Agreement to provide Borrowers with additional loan availability before the closing of such restructuring of the Credit Facility;

WHEREAS, the parties hereto desire to enter into this Amendment No. 11 to evidence and effectuate such amendments under the Loan Agreement, in each case subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    Amendments.

1.1Additional Definition. As used herein or in the Loan Agreement or in any of the other Financing Agreements, the following term shall have the meaning set forth below and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, the following definition:

“Amendment No. 11” shall mean the Eleventh Amendment to Amended and Restated Loan and Security Agreement, dated as of March 10, 2016, by and among Agent, Borrowers, Guarantors and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.2	Amendments to Definitions.

(a)All references to “Applicable NOLV Percentage” in the Loan Agreement and other Financing Agreements are hereby deleted.

(b)All references to “Borrowing Base” in the Loan Agreement and other Financing Agreements shall be deemed and each such reference is hereby replaced with the following:

“Borrowing Base” shall mean, at any time, the amount equal to:

a.87.5% of the Net Amount of Eligible Accounts; provided, however, such percentage shall be reduced by one percentage point for each percentage point (or fraction thereof) by which Dilution exceeds 3%, plus

b.the amount equal to the lesser of (a) 70% (or 75% during the Seasonal Period) of the sum of: (i) the Value of Eligible Inventory, (ii) the Value of Eligible Domestic In-Transit Inventory, (iii) the Value of Eligible International In-Transit Inventory and (iv) the Value of Eligible Re-Load Inventory, and (b) 85% multiplied by the sum of the Net Orderly Liquidation Value of Eligible Inventory, Eligible Domestic
In-Transit Inventory, Eligible International In-Transit Inventory and Eligible Re-Load Inventory; provided, that, (i) the commencement of the “high selling season” advance rates set forth in the most recent inventory appraisal delivered to Agent in accordance with the terms of Section 7.3 hereof shall apply from March 10, 2016 through the last day of the “high selling season” in such inventory appraisal, and thereafter the commencement of the “high selling season” and the “low selling season” advance rates set forth in the most recent inventory appraisal delivered from time to time in accordance with the terms of Section 7.3 hereof shall apply on the dates set forth in such appraisal, and (ii) Revolving Loans outstanding with respect to Eligible Domestic In-Transit Inventory, Eligible International In-Transit Inventory and Eligible Re-Load Inventory shall not exceed, in the aggregate at any one time outstanding, $85,000,000, minus

c.	the sum of all Reserves.

1.3Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

Section 2.    Amendment to Loan Agreement. A new Section 9.24 of the Loan Agreement is hereby amended as follows:

“9.24 Excess Availability. Borrowers shall at all times maintain Excess Availability of not less than $35,000,000.

Section 3.    Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties, together with the representations and warranties in the other Financing Agreements, shall survive the execution and delivery hereof, and the truth and correctness thereof, in all material respects, being a continuing condition of the making of any Loans by Lenders (or Agent on behalf of Lenders) or the issuance of any Letter of Credit Accommodations to Borrowers:

3.1This Amendment No. 11 has been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Guarantors which are a party hereto and is in full force and effect as of the date hereof, as the case may be, and the obligations of Borrowers or Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors, as the case may be, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

3.2All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment No. 11, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

3.3After giving effect to the provisions of this Amendment No. 11, no Default or Event of Default exists or has occurred and is continuing.

Section 4.    Conditions Precedent. Concurrently with the execution and delivery hereof, and as a further condition to the effectiveness of this Amendment No. 11 and the agreement of Agent to the modifications and amendments set forth in this Amendment No. 11:

4.1Agent shall have received an executed copy of an original or executed original counterparts of this Amendment No. 11 by electronic mail or facsimile (with the originals to be delivered within five (5) Business Days after the date hereof), duly authorized, executed and delivered by each Borrower and Guarantor;

4.2each Borrower and Guarantor shall deliver, or cause to be delivered, to Agent a true and correct copy of any consent, waiver or approval to or of this Amendment No. 11, which any Borrower or Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in a form and substance satisfactory to Agent in its good faith determination;

4.3Agent shall have received approvals of all Lenders required to consent to the amendments to the Loan Agreement and the other Financing Agreements, set forth in this Amendment No. 11;

4.4Agent shall have received, in form and substance satisfactory to Agent, a Borrowing Base Certificate consistent with Agent’s customary procedures and practices so as to obtain current results as of the date hereof;

4.5all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended by this Amendment No. 11, shall be true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; and

4.6after giving effect to the amendment contemplated by this Amendment No. 11, no Default or Event of Default shall exist or have occurred and be continuing.

Section 5.    Effect of this Amendment No. 11. Except as expressly set forth herein, no other amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 11 or with respect to the subject matter of this Amendment No. 11. To the extent of conflict between the terms of this Amendment No. 11 and the other Financing Agreements, the terms of this Amendment No. 11 shall control. The Loan Agreement and this Amendment No. 11 shall be read and construed as one agreement.

Section 6.    Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes set forth in this Amendment No. 11.

Section 7.    Governing Law. The validity, interpretation and enforcement of this Amendment No. 11 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 8.    Binding Effect. This Amendment No. 11 shall be binding upon and inure to the benefit of Borrowers, Guarantors, Agent and Lenders and their respective successors and assigns.

Section 9.    Waiver, Modification, Etc. No provision or term of this Amendment No. 11 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

Section 10.    Entire Agreement. This Amendment No. 11 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

Section 11.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 11.

Section 12.    Counterparts. This Amendment No. 11 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 11 by telefacsimile or other electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 11. Any party delivering an executed counterpart of this Amendment No. 11 by telefacsimile or other electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 11.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 11 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

BLUELINX CORPORATION
By: /s/ Shyam K. Reddy
Title: Senior Vice President

BLUELINX FLORIDA LP
By: BlueLinx Florida Holding No 2 Inc.,
its General Partner
By: /s/ Shyam K. Reddy
Title: Senior Vice President

GUARANTORS

BLUELINX FLORIDA HOLDING NO. 1 INC.
By: /s/ Shyam K. Reddy
Title: Senior Vice President

BLUELINX FLORIDA HOLDING NO. 1 INC.
By: /s/ Shyam K. Reddy
Title: Senior Vice President

AGENTS AND LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Revolving
Loan Lender and Tranche A Loan Lender
By: /s/ Thomas A. Martin
Title: Vice President

BANK OF AMERICA, N.A., as Joint Lead Arranger, Bookrunner, and a
Documentation Agent and as a Revolving Loan Lender and Tranche A Loan Lender
By: /s/ Douglas Cowan
Title: Senior Vice President

J.P. MORGAN CHASE, N.A., as a Documentation Agent
and as a Revolving Loan Lender
By: /s/ Eric A. Anderson
Title: Authorized Officer

REGIONS BANK, as Syndication Agent and as a Joint Bookrunner
and as a Revolving Loan Lender
By: /s/ Kathy Myers
Title: Vice President

TD BANK, N.A., as a Revolving Loan Lender
By: /s/ Dana P. Wedge
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Revolving Loan Lender
By: /s/ Scott Goldstein
Title: Senior Vice President